EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44977 on Form S-8 and Registration Statements No. 333-74538, No. 333-101398, No. 333-109787 and No. 333-110574 on Form S-3 of NovaStar Financial, Inc. of our report dated March 3, 2004, which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting principles, appearing in this Annual Report on Form 10-K of NovaStar Financial, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

March 4, 2004